Exhibit 99.16

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF MARYLAND
GREENBELT DIVISION

CHAPTER 11
In re:
CASE NO. 09-15684
SAFETY TECH INTERNATIONAL, INC.

Debtor.

GLOBAL NOTES AND STATEMENTS OF LIMITATIONS, METHODS AND
DISCLAIMER REGARDING THE DEBTORS’ SCHEDULES OF ASSETS AND
LIABILITIES AND STATEMENTS OF FINANCIAL AFFAIRS

TVI Corporation (“TVI”), Safety Tech International, Inc. (“STI”), Signature Special Event Services, Inc. (“SSES”), and CAPA Manufacturing Corp. (“CAPA,” and together with TVI, STI, and SSES, the “Debtors” and each a “Debtor”), are filing their respective Schedules of Assets and Liabilities (the “Schedules”) and Statements of Financial Affairs (the “Statements” and, with the Schedules, the “Schedules and Statements”) in the United States Bankruptcy Court for the District of Maryland (the “Bankruptcy Court”).  The Debtors, with the assistance of their financial advisor, prepared the Schedules and Statements in accordance with section 521 of title 11 of the United States Code, 11 U.S.C. §§ 101-1532 (the “Bankruptcy Code”) and Rule 1007 of the Federal Rules of Bankruptcy Procedure.

These Global Notes and Statements of Limitations, Methods and Disclaimer Regarding the Debtors’ Schedules and Statements (the “Global Notes”) pertain to, are incorporated by reference in and comprise an integral part of all the Schedules and Statements. These Global Notes should be referred to and reviewed in connection with any review of the Schedules and Statements.(1)

The Schedules and Statements were prepared by the Debtors’ management in reliance upon the financial data derived from the Debtors’ books and records as available at the time of such preparation.  They are unaudited.  While those members of management responsible for the preparation of the Schedules and Statements have made a reasonable effort to ensure that they are accurate and complete based on information known to them at the time of preparation and after reasonable inquiries, inadvertent errors may exist therein.  Also, the subsequent receipt of information may result in material changes in financial and other data contained in the Schedules and Statements, warranting amendment of the same.  Moreover, because the Schedules and Statements contain

(1) These Global Notes are in addition to the specific notes contained in each of the Debtors’ Schedules and Statements.  The fact that the Debtors have prepared a “General Note” with respect to any specific item in the Schedules or Statements and not to others should not be interpreted as a decision by the Debtors to exclude the applicability of such General Note to any other items in the remaining Schedules and Statements, as appropriate.

unaudited information that is subject to further review and potential adjustment, there can be no assurance that these Schedules and Statements are complete or accurate.  For privacy purposes, the Debtors have not listed the home addresses of employees, directors, officers and stockholders.

1.             Case.  On April 1, 2009 (and April 2, 2009 with respect to CAPA only) (the “Petition Date”), each of the Debtors filed a voluntary petition for relief under chapter 11 of the Bankruptcy Code.

2.             Reporting Date.  Financial information relating to the assets and liabilities reported in the Schedules and Statements is provided as of the Petition Date, unless otherwise indicated.

3.             Corporate Structure:  TVI owns 100% of STI, SSES, and CAPA, respectively.

4.             Basis of Presentation. For financial reporting and book keeping purposes, the Debtors prepare consolidated financial statements for the Debtors.  Unlike the consolidated financial statements, the Schedules and Statements, except where otherwise indicated, reflect the assets and liabilities of each Debtor on an individual basis.  Accordingly, the totals listed in the Schedules and Statements will likely differ, at times materially, from the consolidated financial reports.  Given the uncertainty surrounding the ownership and valuation of certain assets and the valuation and nature of certain liabilities, to the extent that a Debtor may show more assets than liabilities, this is not an admission that the Debtor was solvent at the Petition Date or at any time prior thereto. Likewise, to the extent a Debtor shows more liabilities than assets, this is not an admission that the Debtor was insolvent at the Petition Date or any time prior thereto.

5.             Accounts Payable and Disbursement Systems.  The Debtors utilize separate accounts payable and disbursements systems through which they pay their respective business-related expenses separately.

6.             Accounts Receivable Systems.  The Debtors utilize separate accounts receivable systems through which they manage their respective accounts receivable information.

7.             Amendments.  The Debtors reserve their rights to amend the Schedules and Statements in all respects at any time as may be necessary or appropriate, including, without limitation, the right to dispute or to assert offsets or defenses to any claim reflected on the Schedules and Statements as to amount, to liability, or to classification, or to otherwise subsequently designate any claim as “disputed,” “contingent,” or “unliquidated.”  Any failure to designate a claim as “contingent,” “unliquidated,” or “disputed” does not constitute an admission by the Debtors that such claim is not “contingent,” “unliquidated,” or “disputed.”

8.             Estimates and Assumptions.  The preparation of the Schedules and Statements required the Debtors to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities on the date of the Schedules and Statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

9.             Unknown Amounts.   Some of the scheduled assets and liabilities are unknown and unliquidated at this time.  In such cases, the amounts are listed as “Unknown.”  Accordingly, the Schedules and the Statements do not accurately reflect the aggregate amount of such of the Debtors’ assets and liabilities.

10.           Pre-Petition v. Post-Petition.  The Debtors have sought to allocate liabilities between the pre-petition and post-petition periods based on the information obtained from research that was conducted in connection with the preparation of these Schedules and Statements.  As additional information becomes available and further research is conducted, the allocation of liabilities between pre-petition and post-petition periods may change.

11.           GAAP.  Given the difference between the information requested in the Schedules and Statements, and the financial information utilized under generally accepted accounting principles in the United States (“GAAP”), the aggregate asset values and claim amounts set forth in the Schedules and Statements do not necessarily reflect the amounts that would be set forth in a balance sheet prepared in accordance with GAAP.

12.           Asset Values.  It would be prohibitively expensive, unduly burdensome, and time-consuming to obtain current market valuations of the Debtors’ property interests.  The Debtors used recent market valuations to estimate asset value only where such was readily available and discernible.  Accordingly, to the extent any asset value is listed herein, and unless otherwise noted therein, book values rather than current market values of the Debtors’ property interests are reflected in the applicable Schedule.  As applicable, assets that have been fully depreciated or were expensed for accounting purposes have no book value.  And, unless otherwise indicated, all asset amounts and claim amounts are listed as of the Petition Date.

13.           Intercompany Transfers.  Because of the Debtors’ consolidated cash management systems, certain of the information set forth in the Schedules and Statements may not accurately reflect payments by an affiliated Debtor on behalf of another Debtor.

14.           Challenge of Liens.  Except as otherwise agreed pursuant to a stipulation or agreed order or general order entered by the Bankruptcy Court, the Debtors reserve the right to dispute or to challenge the validity, perfection, or immunity from avoidance of any lien or security interest purported to be granted or perfected in any specific asset to a secured creditor listed on Schedule D.  Moreover, although the Debtors may have scheduled claims of various creditors as secured claims, the Debtors reserve all of their rights to dispute or to challenge the secured nature of any such creditor’s claim or the characterization of the structure of any such transaction or any document or instrument related to such creditor’s claim.  The description provided on Schedule D is intended only to be a summary.

15.           First-Day Orders.  Pursuant to various orders issued by the Bankruptcy Court (the “First Day Orders”), the Debtors were authorized to pay certain outstanding pre-petition claims, including, without limitation, claims relating to employee compensation, benefits, reimbursable business expenses, critical vendors, certain taxing authorities and certain other expenses.  However, the claims listed in the Schedules and Statements may not reflect amounts paid pursuant to these various First Day Orders as they were unpaid as of the Petition Date.  Moreover, to the extent such a claim is listed on the Schedules and Statements, inadvertently or otherwise, the Debtors do not waive any right to amend the Schedules and Statements or subsequently to object to such claims.

16.           Credits in the Ordinary Course of Business.  In the ordinary course of their business, the Debtors apply credits against amounts otherwise due to vendors.  Certain of these credits are subject to change.  Vendor claims are listed at the amounts entered on the Debtors’ books and records, which may reflect credits or allowances due from such creditors to the Debtors.  The Debtors reserve all of their rights respecting such credits and allowances.

17.           Executory Contracts and Unexpired Leases.  For purposes of the Schedules and Statements, the Debtors have only scheduled claims and executory contracts for which the Debtors may be contractually and/or directly liable.  While every reasonable effort has been made to ensure the accuracy of Schedule G regarding executory contracts and unexpired leases, inadvertent errors or omissions may have occurred.  The Debtors hereby reserve all of their rights to dispute the validity, status or enforceability of any contract, agreement, or lease set forth on Schedule G that may have expired or may have been modified, amended, and/or supplemented from time to time by various amendments, restatements, waivers, letters and other documents, instruments, and agreements, which may not be listed on Schedule G.  Certain of the leases and contracts listed on Schedule G may contain certain renewal options, guarantees of payment, options to purchase, rights of first refusal, and other miscellaneous rights.  Such rights, powers, duties and obligations are not set forth on Schedule G.  Certain of the executory agreements may not have been memorialized in writing and could be subject to dispute.  In addition, the Debtors may have entered into various other types of agreements in the ordinary course of their business, including but not limited to easements, rights of way, subordination, non-disturbance and attornment agreements, supplemental agreements, amendments, letter agreements, title agreements and confidentiality agreements.  Such documents may not be set forth on Schedule G.  The Debtors reserve all of their rights to dispute or to challenge the characterization of the structure of any transaction, or any document or instrument related to a creditor’s claim.  In the ordinary course of business, the Debtors may have entered into agreements, written or oral, for the provision of certain services on a month-to-month or at-will basis.  Such contracts may not be included on Schedule G.  However, the Debtors reserve the right to assert that such agreements constitute executory contracts.  Listing a contract or agreement on Schedule G does not constitute an admission that such contract or agreement is an executory contract or unexpired lease.  The Debtors reserve all rights to challenge whether any of the listed contracts, leases, agreements or other documents constitute an executory contract or unexpired lease, including if any are unexpired non-residential real property leases.  Any and all of the Debtors’ rights, claims and causes of action regarding the contracts and agreements listed on Schedule G are hereby reserved and preserved.

18.           Insiders.  In the circumstances where the Schedules and Statements require information regarding insiders and/or officers and directors, the listing of a party as an insider is not intended to be, nor should it be construed as, a legal characterization of such party as an insider.  Such does not act as an admission of any fact, claim, right, or defense, and all such rights, claims and defenses are hereby expressly reserved.  Further, employees have been included in this disclosure for informational purposes only and should not be deemed to be “insiders” in terms of control of the Debtors, management responsibilities or functions, decision-making or corporate authority and/or as otherwise defined by applicable law or with respect to any theories of liability or for any other purpose.

19.           Causes of Action, Suits and Administrative Proceedings.  The Debtors, despite reasonable efforts, may not have identified and/or set forth all of their causes of action, law suits or administrative proceedings (“Causes of Action”) against third parties as assets in their Schedules and Statements.  However, the Debtors reserve all of their Causes of Action.  Neither these Global Notes nor the Schedules and Statements shall be deemed a waiver of any such Cause of Action.  Furthermore, nothing contained in the Schedules and Statements shall constitute a waiver of rights within these chapter 11 cases, equitable subordination, and/or Causes of Action arising under the provisions of chapter 5 of the Bankruptcy Code and other relevant non-bankruptcy laws to recover assets or avoid transfers.

Additionally, the Debtors, after reasonably diligent efforts, may not have identified all Causes of Action with respect to which they have or may accrue liability due to the contingent nature of possible claims, including those that may arise from executory contracts.  The Debtors specifically reserve all rights with respect to third-parties and all defenses that attend any Causes of Action not listed in the Schedules and Statements.

20.           Classifications.  Listing a claim (a) on Schedule D as “secured”, (b) on Schedule E as “priority”, or (c) on Schedule F as “unsecured non priority,” or listing a contract on Schedule G as “executory” or “unexpired,” does not constitute an admission by the Debtors of the legal rights of the claimant, or a waiver of the Debtors’ right to recharacterize or reclassify such claim or contract.

21.           Employee Confidential Information. For Schedule E, the Debtors have not provided the home addresses of the officers, directors, and employees referenced therein for privacy purposes, nor have they provided the names of the employees in certain circumstances for the same reason.

22.           Claims Description.  Any failure to designate a claim on a given Debtor’s Schedules as “disputed”, “contingent”, or “unliquidated” does not constitute an admission by the Debtor that such amount is not “disputed”, “contingent” or “unliquidated”.  The Debtors reserve all rights to dispute any claim reflected on their respective Schedules on any grounds including, without limitation, liability or classification, or to otherwise subsequently designate such claims as “disputed,” “contingent” or “unliquidated.”

23.           Co-Debtors. The Debtors’ secured lenders have asserted liens extending to each of the Debtors.  For purposes of Schedule H, each Debtor is identified as a co-debtor with respect to the debt.

24.           Summary of Significant Reporting Policies and Practices.  The following conventions were adopted by the Debtors in preparation of the Schedules and Statements:

(a)                                Fair Market Value; Book Value.  Unless otherwise noted therein, the Schedules and Statements reflect the carrying value of the liabilities as listed on the Debtors’ books and records.  Where the current market value of assets is unknown, the Debtors have based their valuation on book values unless otherwise indicated in the Schedules and Statements.  Recent market values of assets have been used only where readily available and discernible.

(b)                               Leased Real and Personal Property.  In the ordinary course of their business, certain of the Debtors lease real property and various articles of personal property, including, without limitation, furniture, fixtures and equipment, from certain third-party lessors.  To the best of the Debtors’ knowledge based upon their review of the Debtors’ books and records, all such leases are set forth in the Schedules and Statements.  The property subject to leases is not reflected in the Schedules and Statements as either owned property or assets of the Debtors or property or assets of third parties within the control of the Debtors.  Nothing in the Schedules or Statements is or shall be construed as an admission or determination as to the legal status of any lease (including whether to assume and assign or reject such lease, or whether it is a true lease or a financing arrangement), and the Debtors reserve all of their rights with respect to all such issues.

(c)                                Claims.  Certain of the Schedules and Statements list creditors of the Debtors as of the Petition Date.  Payments have been made subsequently to certain claimants pursuant to Bankruptcy Court orders in the Debtors’ cases.  The Bankruptcy Court has authorized the Debtors, among other matters, to pay pre-petition wages, salaries and other related employee benefits, certain critical vendors and taxing authorities.  However, the claims listed in the Schedules and Statements may not reflect amounts paid pursuant to these various First Day Orders and the actual unpaid claims of creditors may differ from the amounts set forth in the Schedules and Statements.

(d)                               Disputed, Contingent and/or Unliquidated Claims.  Schedules D, E, and F permit the Debtors to designate a claim as disputed contingent, and/or unliquidated.  A failure to designate a claim on any of these Schedules and Statements as disputed, contingent, and/or unliquidated does not constitute an admission that such claim is not subject to objection.  The Debtors reserve the right to dispute, or assert offsets or defenses to, any claim reflected on these Schedules and Statements as to amount, liability, or status.

(e)                                Inventory.  Inventory, where applicable, is presented without consideration of any potential warehousemens’, mechanics’, materialmens’, possessory, or other similar liens.

25.           Summary of Significant “SOFA” Issues.  The following conventions were adopted by the Debtors in preparation of the Statements:

(a)          Consolidated Income. The Debtors report gross income on a consolidated basis.  Thus, the Debtors’ income information is listed in SOFA question 1 for all Debtors on a consolidated basis.

(b)         For SOFA 2 concerning non-ordinary income, such income is also reported on a consolidated basis.

(c)          For SOFA question 3b, the Debtors have listed known payments to creditors that were made during the 90 days prior to the Petition Date, other than ordinary course wages or expense reimbursements to employees.

(d)         For SOFA questions 3c, 7, 19, 21 and 22, the Debtors have not provided the home addresses of the officers, directors, stockholders and employees referenced therein for privacy purposes, nor have they provided the names of the employees in certain circumstances for the same reason.

Neither the Debtors, their agents, financial advisor, attorneys, nor other advisors guarantee or warrant the accuracy, the completeness, or correctness of the data that is provided herein or in the Schedules and Statements, and the same are not liable for any loss or injury arising out of or caused in whole or in part by the acts, errors or omissions, whether negligent or otherwise, in procuring, compiling, collecting, interpreting, reporting, communicating or delivering the information in them. While every effort has been made to provide accurate and complete information herein, inadvertent errors or omissions may exist.  The Debtors and their agents, financial advisor, attorneys, and other advisors expressly do not undertake any obligation to update, modify, revise or re-categorize the information provided herein, or to notify any third party should the information be updated, modified, revised or re-categorized.  In no event shall the Debtors or their agents, financial advisor, attorneys, and other advisors be liable to any third party for any direct, indirect, incidental, consequential or special damages (including, but not limited to, damages arising from the disallowance of a potential claim against the Debtors or damages to business reputation, lost business or lost profits), whether foreseeable or not and however caused, even if the Debtors or their agents, financial advisor, attorneys and other advisors are advised of the possibility of such damages.

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